Exhibit 21.1

List of Subsidiaries

Of China Jo-Jo Drugstores, Inc. (the “Company”)

1.	Renovation Investment (Hong Kong) Co., Ltd. (“Renovation”) is a Hong Kong company and is wholly-owned by the Company.

2.	Zhejiang Shouantang Pharmaceutical Technology Co., Ltd. (“Shouantang Technology”) is a Chinese company wholly-owned by Renovation.

3.	Hangzhou Shouantang Bio-technology Co., Ltd. (“Shouantang Bio”) is a Chinese company wholly owned by Shouantang Technology.

4.	Hangzhou Kahamadi Bio-technology Co., Ltd.(“Kahamadi Bio”) is a Chinese company 49% owned by Shouantang Bio.

5.	Hangzhou Jiuyi Medical Technology Co. Ltd. (“Jiuyi Technology”) is a Chinese company wholly owned by Renovation.

6.	Zhejiang Jiuxin Investment Management Co., Ltd. (“Jiuxin Management”) is a Chinese company wholly-owned by Renovation.

7.	Hangzhou Qianhong Agriculture Development Co., Ltd. (“Qianhong Agriculture”) is a Chinese company wholly-owned by Jiuxin Management.

8.	Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd. (“Jiuzhou Pharmacy”) is a Chinese company controlled by Jiuxin Management through contractual arrangements.*

9.	Zhejiang Jiuxin Medicine Co., Ltd. (“Jiuxin Medicine”) is a Chinese company and is wholly- owned by Jiuzhou Pharmacy.*

10.	Zhejiang Jiuzhou Linjia Medical Investment and Management Co. Ltd (“Linjia Medical”) is a Chinese company 51% held by Jiuzhou Pharmacy.*

11.	Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine (General Partnership) is (“Jiuzhou Clinic”) a Chinese partnership controlled by Jiuxin Management through contractual arrangements.*

12.	Hangzhou Jiuzhou Medical & Public Health Service Co., Ltd. (“Jiuzhou Service”) is a Chinese company controlled by Jiuxin Management through contractual arrangements.*

13.	Hangzhou Jiutong Medical Technology Co., Ltd. (“Jiutong Medical”) is a Chinese company and is wholly-owned by Renovation.

* Such entity is not a “subsidiary” per se as its capital stock or equity interests are not directly or indirectly owned by the Company. Such entity is a “variable interest entity” or “VIEs” and its financial statements are consolidated into that of the Company’s.